EXHIBIT 10.1


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                              EMPLOYMENT AGREEMENT


         THIS  AGREEMENT,   is  entered  into  this  1st  day  of  August  1998,
("Effective Date") by and between Village Financial Corporation (the "Company") and Kenneth J. Stephon (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company desires to induce the Executive to commence employment with the Company; and

         WHEREAS, the Executive is experienced in all phases of the business of the Company;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Employment. The Company hereby employs the Executive in the capacity of President. The Executive hereby accepts said employment and agrees to render such administrative and management services to the Company and to any to-be-formed subsidiary ("Subsidiary") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Company and Subsidiary. The Executive's other duties shall be such as the Board of Directors for the Company (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

         2. Term of Employment. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of employment under this Agreement shall be extended for up to an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended. References herein to the Term of this Agreement shall refer both to the initial term and successive terms. In the event that the Board or the Executive elects not to renew the Term of the Agreement, such party shall furnish written notice to the other party of such election not to extend the Term with such notice to be given not less than thirty (30) days following the anniversary date of the Efective Date.




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         3.    Compensation, Benefits and Expenses.

               (a) Base Salary. The Company shall compensate and pay the Executive during the Term of this Agreement a minimum base salary at the rate of $6,250 per month ("Base Salary"), payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The base salary may not be decreased without the Executive's express written consent. Notwithstanding the foregoing, the Base Salary of such Executive shall be increased to $9,167 per month as of the filing date of the Company's Registration Statement associated with the initial public offering with the Securities and Exchange Commission or at the close of a second private placement, whichever is earlier.

               (b) Discretionary Bonus. The Executive shall be entitled to participate in an equitable manner with all other senior management employees of the Company in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses when and as declared by the Board.

               (c) Participation in Benefit and Retirement Plans. The Executive shall be entitled to participate in and receive the benefits of any plan of the Company which may be or may become applicable to senior management relating to pension or other retirement benefit plans, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Company, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Company.

               (d) Participation in Medical Plans and Insurance Policies. The Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Company which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans. In the event that the Company does not sponsor such medical reimbursement plans, Company shall reimburse the Executive monthly for the expenses associated with the Executive and dependents remaining covered under the medical reimbursement plan under a prior employer in accordance with a timely COBRA election by Executive to continue enrollment under such prior employer medical plan. It is anticipated that the Company shall offer employee benefit programs comparable to those offered to participating institutions under the programs sponsored by the New Jersey League - Community and Savings Bankers.

               (e) Vacations and Sick Leave. The Executive shall be entitled to paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall in no event be less than three weeks per annum. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Company. The Executive shall not be entitled to receive any additional

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compensation  from the  Company  for  failure to take a vacation  or sick leave, however the Executive shall be permitted to accumulate unused vacation or sick leave from one year to the next at the discretion of the Board of Directors.

               (f) Expenses. The Company shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with the business of the Company, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Company. If such expenses are paid in the first instance by the Executive, the Company shall reimburse the Executive therefor. The Company will maintain a semi-luxury class automobile ("Executive Car") for the use of the Executive. Alternatively, in lieu of maintaining such Executive Car, the Company may elect to pay the Executive an allowance of $500 per month during the organizational phase of the Bank.

               (g) Changes in Benefits. The Company shall not make any changes in such plans, benefits or privileges previously described in Section 3(c), (d) and (e) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Company and does not result in a proportionately greater adverse change in the rights of, or benefits to, the Executive as compared with any other executive officer of the Company. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

               (h) Stock Option Award. During the period of employment with the Company, the Executive is hereby granted a stock option ("Options") to purchase 833 shares of common stock of the Company for each full calendar month from the Effective Date through the effective date of the initial public offering ("IPO") of the Company; provided that the aggregate number of such Options to be awarded shall be not less than Options to purchase 10,000 shares of the Company Common Stock, nor more than Options to purchase 30,000 shares of the Company Common Stock. Such Options shall be exercisable at a price equal to the offering price of the Company's Common Stock as of the IPO. Such Options shall remain exercisable for a period of ten years from the effective date of the IPO. In the event of the death of the Executive, any Options granted to the Executive may be exercised by the person or persons to whom the Executive's rights under any such Options pass by will or by the laws of descent and distribution (including the Executive's estate during the period of administration). At the discretion of the Board of Directors of the Company, upon exercise of such Options the Executive may receive shares or cash or a combination thereof. If cash shall be paid in lieu of shares, such cash shall be equal to the difference between the fair market value of such shares and the exercise price of such Options on the exercise date. The Options specified herein are in addition to the anticipated award of up to 25% of the stock options available for award to management and directors under any stock option plans anticipated to be implemented hereafter by the Company.


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         4.    Loyalty; Noncompetition.

               (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company or Subsidiary.

               (b) Nothing contained in this Section 4 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Company or Subsidiary, or, solely as a passive or minority investor, in any business.

         5. Standards. During the term of this Agreement, the Executive shall perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         6. Termination and Termination Pay. The Executive's employment under this Agreement shall be terminated upon any of the following occurrences:

               (a) The death of the Executive during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive through the last day of the calendar month in which Executive's death shall have occurred.

               (b) The Board of Directors may terminate the Executive's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. The Board may within its sole discretion, acting in good faith, terminate the Executive for Just Cause and shall notify such Executive accordingly. Termination for "Just Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

               (c) Except as provided pursuant to Section 9 hereof, in the event Executive's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Company shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein, up to the date of termination of the remaining Term of this Agreement, but in no event for a period of less than six (6) months and the cost of Executive obtaining all health, life, disability, and other benefits which the Executive would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Executive at the date of termination of employment.


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               (d) The voluntary termination by the Executive during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         7. Regulatory Exclusions. Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         8. Disability. If the Executive shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Executive shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of 12 months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for Company employees. Thereafter, Executive shall be eligible to receive benefits provided by the Company under the provisions of disability insurance coverage in effect for Company employees. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3(a) of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         9.    Change in Control.

               (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment during the term of this Agreement following any Change in Control of the Company or Subsidiary, or within 24 months thereafter of such Change in Control, absent Just Cause, Executive shall be paid an amount equal to the product of 2.99 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of Executive, either in one
(1) lump sum within thirty (30) days of such termination of service or in periodic payments over the next 36 months or the remaining term of this Agreement whichever is less, as if Executive's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Company or the Subsidiary shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section

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4999(a) of the Code.  The term "Change in Control"  shall refer to: (i) the sale of all, or a material  portion,  of the assets of the Company or the Subsidiary;
(ii) the merger or recapitalization of the Company or the Subsidiary whereby the Company or the Subsidiary is not the surviving entity; (iii) a change in control of the Company or the Subsidiary, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or the Subsidiary by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

               (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Company or Subsidiary, or within twenty-four months following such Change in Contriol, and Executive shall thereupon be entitled to receive the payment described in Section 9(a) of this Agreement, upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Executive in writing: (i) if Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Company, Executive would be required to report to a person or persons other than the Board of Directors of the Company;
(iii) if the Company should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans; (iv) if Executive would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced; or (vi) if Executive would not be reelected to the Board of Directors of the Company.

        10. Tax Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

        11.    Successors and Assigns.

               (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company or Subsidiary.


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               (b) Since the Company is contracting  for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

        12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Company to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New Jersey.

        14. Nature of Obligations. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Company, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Further, the settlement of the dispute to be approved by the Board of the Company may include a provision for the reimbursement by the Company to the Executive for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Company or the Subsidiary may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Executive furnishing to the Company or Subsidiary evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Executive.


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        18. Confidential Information. The Executive acknowledges that during his or her employment he or she will learn and have access to confidential information regarding the Company and the Subsidiary and its customers and businesses ("Confidential Information"). The Executive agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Company or the Subsidiary consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Company, the Subsidiary, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Company and the Subsidiary. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Company or the Subsidiary, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Company or the Subsidiary. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Company, and the Executive agrees not to disclose the Agreement or its contents without the prior written consent of the Company. Notwithstanding the foregoing, the Company reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Company, disciplinary action against the Executive taken by the Company, including but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

        19. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.



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